Exhibit 99.1
NEWS RELEASE

100 Glenborough Drive	Contact: Greg Panagos: 281-872-3125
Suite 100	Investor_Relations@nobleenergyinc.com
Houston, TX 77067
NOBLE ENERGY ANNOUNCES FULL YEAR AND
FOURTH QUARTER 2006 RESULTS
HOUSTON (February 22, 2007) — Noble Energy, Inc. (NYSE: NBL) today reported full year and fourth quarter 2006 results. For the full year, net income was a record $678.4 million, or $3.86 per basic share.
Excluding the after tax impact of $183.4 million related to the previously announced sale of the company’s Gulf of Mexico Shelf assets, the reclassification of certain cash flow hedges associated with those assets, and certain charges taken in the fourth quarter, Noble Energy’s adjusted full year net income, a non-GAAP measure, would have been $861.8 million, or $4.91 per basic share (see Schedule 8, Reconciliation of Net Income to Adjusted Net Income, Non-GAAP). Discretionary cash flow for the year reached an all time high of $2.1 billion (non-GAAP measure, see Schedule 3, Determination of Discretionary Cash Flow and Reconciliation).
For the fourth quarter 2006, the company reported net income of $165.0 million, or 95 cents per basic share. Excluding certain net charges totaling $13.1 million after tax (see Schedule 8, Reconciliation of Net Income to Adjusted Net Income, Non-GAAP), Noble Energy’s adjusted fourth quarter net income, a non-GAAP measure, would have been $178.1 million, or $1.03 per basic share. Discretionary cash flow for the fourth quarter was $486.9 million. Fourth quarter 2006 net cash provided by operating activities was $389.5 million. Capital expenditures for the quarter totaled $422.7 million. During the fourth quarter, Noble Energy repurchased 4.2 million shares of its common stock for $206.0 million, bringing the total repurchases for 2006 to 8.4 million shares for $398.5 million.
Significant financial and operating factors for 2006 include:
•	Completed the acquisition of U.S. Exploration Holdings, Inc. in March

•	Increased daily equivalent production by 28 percent versus 2005

•	Deepwater exploration success at Raton, Redrock and Raton South

•	First production from the Lorien and Ticonderoga deepwater Gulf of Mexico developments

•	First natural gas sales to the Reading power plant in Tel Aviv, Israel

•	Acquired 50 percent interest in Block PH-77 offshore Cameroon

•	Increased common stock dividend by 83 percent versus 2005

•	Divested of Gulf of Mexico shelf assets for $625 million
Charles D. Davidson, the company’s Chairman, President and CEO, said, “The outstanding financial and operating results from Noble Energy in 2006 reflect the successful implementation of a multi-year process to reposition the company for long-term growth. Through our balanced and diversified asset base, we are generating strong financial results that provide us with a solid foundation for growth and strong shareholder returns. Our domestic onshore business consists of thousands of lower risk projects that, when combined with many of our international projects, provides a stable and growing source of production and cash flow. At the same time, our deepwater Gulf of Mexico and international exploration portfolios offer exposure to significant resources in the medium and long terms.”

FULL YEAR 2006
Full year 2006 net income was $678.4 million, or $3.86 per basic share, compared to net income of $645.7 million, or $4.20 per basic share, for the previous year. Excluding certain net charges totaling $183.4 million after tax, adjusted full year net income (a non-GAAP measure) would have been $861.8 million, or $4.91 per basic share. Discretionary cash flow for 2006 was $2.1 billion compared to the previous year’s $1.4 billion.
Realized liquids prices increased 20 percent year-on-year to $54.47 per barrel (Bbl) compared to $45.35 per Bbl the previous year. The company’s average realized natural gas price decreased four percent to $5.55 per thousand cubic feet (Mcf) from $5.78 per Mcf the previous year.
Production volumes for the year increased 28 percent to 185,954 barrels of oil equivalent (Boepd) from 145,440 Boepd. Sales volumes for the year were 186,768 Boepd. Daily sales volumes exceeded production by 813 Boepd, primarily because of the timing of liftings in Equatorial Guinea. North America production increased 37,816 Boepd, or 45 percent, to 121,083 Boepd. The sale of the company’s Gulf of Mexico shelf assets, which closed on July 14, lowered production volumes by approximately 10,700 Boepd in 2006. International production increased 2,698 Boepd, or four percent, to 64,871 Boepd, primarily because of increased production in Israel.
FOURTH QUARTER 2006
Fourth quarter 2006 net income was $165.0 million, or 95 cents per basic share, compared to fourth quarter 2005 net income of $221.9 million, or $1.27 per basic share. Excluding certain net charges totaling $13.1 million after tax, adjusted fourth quarter net income (a non-GAAP measure) would have been $178.1 million, or $1.03 per basic share. Discretionary cash flow for the fourth quarter 2006 increased to $486.9 million compared to $460.2 million the previous year.
Realized liquids prices increased seven percent to $51.32 per Bbl compared to $47.78 per Bbl for the same period the previous year. The company’s average realized natural gas price decreased 20 percent to $5.56 per Mcf from $6.91 per Mcf for the fourth quarter the previous year.
Fourth quarter 2006 production increased nine percent to 182,028 Boepd from 167,075 Boepd for the same period in 2005. Severe weather in the Rocky Mountains reduced fourth quarter production by approximately 2,000 Boepd. Fourth quarter 2005 production included approximately 17,000 Boepd from the company’s Gulf of Mexico shelf assets, which were sold in 2006. Daily sales volumes exceeded production by 3,045 Boepd, primarily because of the timing of liftings in Equatorial Guinea.
NORTH AMERICA — FOURTH QUARTER 2006
North America reported operating income for the fourth quarter of $146.4 million. Excluding the effect of the royalty litigation reserve ($15.5 million pretax) and gains on the sale of assets ($7.1 million pretax), operating income would have been $154.8 million. The decline in quarter-on-quarter operating income primarily reflects lower realized liquids and natural gas prices, as well as increased exploration expense. Higher volumes and lower derivative losses partially offset the effects of these items.
North America benefited from higher production during the fourth quarter, which increased 16 percent to 115,967 Boepd from 100,034 Boepd for the same period in 2005. The average liquids price was $48.33 per Bbl compared to $52.72 per Bbl during the fourth quarter of 2005. The average realized natural gas price was $6.79 per Mcf compared to $8.83 per Mcf the previous year.
During the fourth quarter, the company had 23 drilling rigs running onshore (nine in the Rocky Mountains, 11 in the Mid-continent and three in the Gulf Coast) and 47 workover rigs (30 in the Rocky Mountains, 15 in the Mid-continent and two in the Gulf Coast). During 2006, Noble Energy drilled 687 net onshore wells, of which 26 were in the Gulf Coast, 435 were in the Rocky Mountains and 226 were in the Mid-continent.

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The company also completed 708 refrac, trifrac, deepening and recompletion projects for 2006, most of which were in the Wattenberg field.
During the second quarter, the company announced two deepwater discoveries, Redrock and Raton. In January 2007, Noble Energy announced that the Raton South appraisal well encountered hydrocarbons in the anticipated sand intervals. Development options for Redrock, Raton and Raton South are currently under review, along with a fast-track subsea development of a natural gas zone discovered in the original Raton well. Noble Energy is the operator of Raton, Redrock and South Raton with a 50 percent working interest.
INTERNATIONAL OPERATIONS — FOURTH QUARTER 2006
International operations reported operating income for the fourth quarter of $164.8 million, an increase of $46.1 million, or 39 percent, compared to $118.7 million in the fourth quarter the previous year. Fourth quarter 2006 production totaled 66,061 Boepd.
West Africa
Total operating income in Equatorial Guinea increased 63 percent to $120.3 million compared to $73.8 million the previous year.
Alba field condensate and natural gas sales (exclusive of Alba Plant, LLC and methanol operations) accounted for $89.8 million, or 75 percent, of operating income from Equatorial Guinea. Alba Plant, LLC reported $19.9 million of income from LPG and condensate sales, net to Noble Energy’s interest, compared to $16.9 million for the fourth quarter 2005. The increase in operating income for Alba Plant, LLC reflects increased plant sales of 1,821 barrels per day.
Income from methanol operations decreased slightly to $10.6 million, net to Noble Energy’s interest, compared to $12.6 million during the fourth quarter 2005. The company’s share of methanol sales volumes was 24.7 million gallons compared to the previous year’s 40.2 million gallons. The sales decline relative to the previous year’s fourth quarter was due to compressor maintenance and repairs, which were completed during the quarter, and the replacement of inventories. Fourth quarter realized methanol prices were a record $1.13 per gallon.
North Sea
In the North Sea, operating income for the fourth quarter of 2006 was $13.6 million compared to $23.3 million the previous year, resulting primarily from lower crude oil sales due to natural field decline and the timing of liftings. In the U.K. sector of the North Sea, the Dumbarton development, sanctioned during the fourth quarter 2005, commenced production in January 2007. Noble Energy expects production from Dumbarton to average 9,000 Boepd, net, during 2007.
Israel
Fourth quarter operating income was $18.5 million compared to $10.6 million for the same period in 2005. Natural gas production, net to Noble Energy, averaged 96.6 MMcfpd for the fourth quarter 2006, compared to 64.0 MMcfpd the previous year. The increased natural gas volumes reflect the completion of infrastructure and conversion to natural gas of the Reading Plant in Tel Aviv and the Eshkol power plant’s natural gas turbine running as a combined-cycle base load unit.
Argentina, China, Ecuador and Suriname
Argentina, China, Ecuador and Suriname combined recorded fourth quarter 2006 operating income of $12.5 million compared to $11.0 million for fourth quarter the previous year.
In China, fourth quarter operating income was $10.4 million. Net production in China averaged 4,135 barrels of oil per day for the fourth quarter. In Argentina, fourth quarter operating income was $4.0 million, and net production averaged 3,666 Boepd.

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The Machala power plant reported operating income of $5.5 million for the fourth quarter. For the quarter, 262,470 megawatt-hours were produced at an average price of 8.4 cents per kilowatt-hour.
Noble Energy is one of the nation’s leading independent energy companies and operates throughout major basins in the United States including Colorado’s Wattenberg Field, the Mid-continent region of western Oklahoma and the Texas Panhandle, the San Juan Basin in New Mexico, the Gulf Coast and the Gulf of Mexico. In addition, Noble Energy operates internationally in Argentina, China, Ecuador, the Mediterranean Sea, the North Sea, West Africa and Suriname. Noble Energy markets natural gas and crude oil through its subsidiary, Noble Energy Marketing, Inc. Visit Noble Energy online at www.nobleenergyinc.com.
This news release may include projections and other “forward-looking statements” within the meaning of the federal securities laws. Any such projections or statements reflect Noble Energy’s current views about future events and financial performance. No assurances can be given that such events or performance will occur as projected, and actual results may differ materially from those projected. Important factors that could cause the actual results to differ materially from those projected include, without limitation, the volatility in commodity prices for oil and gas, the presence or recoverability of estimated reserves, the ability to replace reserves, environmental risks, drilling and operating risks, exploration and development risks, competition, government regulation or other action, the ability of management to execute its plans to meet its goals and other risks inherent in Noble Energy’s business that are detailed in its Securities and Exchange Commission filings. The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves. We may use certain terms in this press release, such as “resources,” “estimated resource range,” “resource potential” and “potential resources,” that the SEC’s guidelines strictly prohibit us from including in filings with the SEC. Investors are urged to consider closely the disclosures and risk factors in our Forms 10-K and 10-Q, File No. 1-16619, available from Noble Energy’s offices or website, www.nobleenergyinc.com. These forms can also be obtained from the SEC by calling 1-800-SEC-0330.
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PR 368	02/22/07

4

SCHEDULE 1
NOBLE ENERGY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	12/31/2006	12/31/2005		12/31/2006	12/31/2005
REVENUES
Oil and gas sales	$656,585	$625,661		$2,701,241	$1,966,422
Income from equity method investees	30,461	29,543		139,362	90,812
Other revenues	27,140	45,776		99,479	129,489

Total Revenues	714,186	700,980		2,940,082	2,186,723

COSTS AND EXPENSES
Lease operating costs	78,780	71,187		317,087	217,860
Production and ad valorem taxes	25,316	27,578		108,979	78,703
Transportation costs	10,079	4,673		28,542	16,764
Exploration costs	75,597	51,918		167,924	178,426
Depreciation, depletion and amortization	163,730	112,715		622,608	390,544
General and administrative	50,825	30,799		164,541	100,125
Accretion of discount on asset retirement obligations	2,392	3,077		10,797	11,214
Interest, net of amount capitalized	21,403	28,511		117,045	87,541
(Gain) Loss on derivative instruments	2,664	30,559		392,367	32,680
(Gain) Loss on sale of assets	(7,886)	1,213		(219,577)	(4,201)
Other expense, net	44,525	10,113		133,552	108,407

Total Costs and Expenses	467,425	372,343		1,843,865	1,218,063

Income Before Taxes	246,761	328,637		1,096,217	968,660
Income Tax Provision	81,780	106,718		417,789	322,940

Income From Continuing Operations	164,981	221,919		678,428	645,720
Discontinued Operations, Net of Tax	—	—		—	—

NET INCOME	$164,981	$221,919		$678,428	$645,720

EARNINGS PER SHARE
Basic —
Income from continuing operations	$0.95	$1.27		$3.86	$4.20

Net Income	$0.95	$1.27		$3.86	$4.20

Diluted —
Income from continuing operations	$0.94	$1.18	[1]	$3.79	$4.12

Net Income	$0.94	$1.18		$3.79	$4.12

Weighted average number of shares outstanding — Basic	173,339	175,019		175,707	153,773
Weighted average number of shares outstanding — Diluted	175,711	180,865		179,044	156,759

[1]	Diluted net income excludes the after tax income statement effects of deferred compensation when those effects are antidilutive. For the fourth quarter 2005, the reductions to diluted net income totaled $8.7 million.

SCHEDULE 2
NOBLE ENERGY, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)

	December 31,
	2006	2005
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$153,408	$110,321
Accounts receivable — trade, net	586,882	566,206
Probable insurance claims	101,233	142,311
Deferred income taxes	99,835	237,045
Other current assets	127,188	119,628

Total current assets	1,068,546	1,175,511
Plant, property and equipment
Oil and gas properties (successful efforts method of accounting)	8,867,639	8,411,426
Other plant, property and equipment	79,646	69,869

	8,947,285	8,481,295
Accumulated depreciation, depletion and amortization	(1,776,528)	(2,282,379)

Total property, plant and equipment, net	7,170,757	6,198,916
Other noncurrent assets	568,032	640,738
Goodwill	781,290	862,868

Total Assets	$9,588,625	$8,878,033

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable — trade	$518,609	$519,971
Derivative instruments	254,625	445,939
Income taxes	107,136	65,136
Asset retirement obligations	68,500	60,331
Other current liabilities	235,392	148,768

Total current liabilities	1,184,262	1,240,145
Deferred income taxes	1,758,452	1,201,191
Asset retirement obligations	127,689	278,540
Derivative instruments	328,875	757,509
Other noncurrent liabilities	274,720	279,971
Long-term debt	1,800,810	2,030,533

Total Liabilities	5,474,808	5,787,889

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Preferred stock — par value $1.00; 4,000,000 shares authorized, none issued	—	—
Common stock — par value $3.33 1/3; 250,000,000 shares authorized; 188,808,087 and 184,893,510 shares issued, respectively	629,360	616,311
Capital in excess of par value	2,041,048	1,945,239
Deferred compensation	—	(5,288)
Accumulated other comprehensive loss	(140,509)	(783,499)
Treasury stock, at cost: 16,574,384 and 9,268,932 shares, respectively	(511,443)	(148,476)
Retained earnings	2,095,361	1,465,857

Total Shareholders’ Equity	4,113,817	3,090,144

Total Liabilities and Shareholders’ Equity	$9,588,625	$8,878,033

SCHEDULE 3
NOBLE ENERGY, INC. AND SUBSIDIARIES
DISCRETIONARY CASH FLOW AND RECONCILIATION TO OPERATING CASH FLOW
(In thousands)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	12/31/2006	12/31/2005	12/31/2006	12/31/2005
Net income	$164,981	$221,919	$678,428	$645,720
Adjustments to reconcile net income to discretionary cash flow:
Depreciation, depletion and amortization — oil and gas production	163,730	112,714	622,608	390,544
Depreciation, depletion and amortization — electricity generation	4,479	4,077	16,319	16,476
Impairment of operating assets	2,166	170	8,525	5,368
Exploration costs	75,597	51,918	167,924	178,426
Interest capitalized	(9,085)	(1,388)	(12,515)	(8,684)
Income from equity method investments	(30,461)	(29,543)	(139,362)	(90,812)
Distributions and dividends from equity method investees	57,987	18,038	192,508	64,594
Deferred compensation adjustment	12,516	(13,389)	28,189	17,918
Deferred income taxes	47,551	85,745	194,261	183,770
Accretion of discount on asset retirement obligations	2,392	3,076	10,797	11,214
Allowance for doubtful accounts	6,232		16,797
Stock-based compensation expense	2,496	1,372	11,816	4,008
(Gain) loss on derivative instruments	(15,030)	30,559	415,298	32,680
Gain on sale of Gulf of Mexico shelf assets	(4,409)	—	(92,557)	—
Other, net	5,770	(25,055)	10,850	(20,668)

DISCRETIONARY CASH FLOW [1]	486,912	460,213	2,129,886	1,430,554

RECONCILIATION TO OPERATING CASH FLOWS:
Net changes in working capital	(50,800)	(119,161)	(60,994)	(113,891)
Cash exploration costs	(25,692)	(26,308)	(78,676)	(62,556)
Capitalized interest	9,085	1,388	12,515	8,684
Distributions from equity method investees	(38,637)	(1,388)	(155,158)	(4,969)
(Gain) Loss on disposal of assets	(3,477)	1,214	(127,020)	(4,201)
Other adjustments to reconcile discretionary cash flow to operating cash flows	12,102	(42,921)	9,753	(13,743)

NET CASH PROVIDED BY OPERATING ACTIVITIES	$389,493	$273,037	$1,730,306	$1,239,878

[1]	The table above reconciles discretionary cash flow to net cash provided by operating activities. While discretionary cash flow is not a GAAP measure of financial performance, management believes it is a good tool for internal use and the investment community in evaluating the Company’s overall financial performance. Among management, professional research analysts, portfolio managers and investors following the oil and gas industry, discretionary cash flow is broadly used as an indicator of a company’s ability to fund exploration and production activities and meet financial obligations. Discretionary cash flow is also commonly used as a basis to value and compare companies in the oil and gas industry.

SCHEDULE 4
NOBLE ENERGY, INC
INCOME BEFORE INCOME TAXES
(Dollars in thousands, except realized prices)
(Unaudited)

		Three Months Ended 12/31/06
		North		West		North		Other	Corporate
	Consolidated	America		Africa		Sea	Israel	Int'l[1]	& Other[2]
REVENUES
Oil sales	$362,477	$203,148		$105,186		$21,530	$—	$32,613	$—
Gas sales	294,108	263,574		1,626	[3]	4,979	23,932	(3)	—
Equity investee liquids sales	—	—		29,626		—	—	—	(29,626)
Equity investee methanol sales	—	—		27,974		—	—	—	(27,974)
Gathering, marketing and processing	5,209	—		—		—	—	—	5,209
Electricity sales	21,931	—		—		—	—	21,931	—
Income from equity method investments	30,461	—		—		—	—	—	30,461

Total Revenues	714,186	466,722		164,412		26,509	23,932	54,541	(21,930)

COSTS AND EXPENSES
Oil and gas operating costs	74,586	57,991		4,797		3,657	2,677	5,170	294
Workover and repair expense	4,194	4,165	[7]	—		—	—	29	—
Production and ad valorem taxes	25,316	19,587		—		—	—	5,703	26
Transportation	10,079	6,706		—		3,167	—	206	—
Oil and gas exploration	75,597	65,605		1,990		1,243	143	3,855	2,761
Gathering, marketing and processing	2,990	—		—		—	—	—	2,990
Equity investee liquids expense	—	—		9,776		—	—	—	(9,776)
Equity investee methanol expense	—	—		17,364		—	—	—	(17,364)
Electricity generation	16,395	—		—		—	—	16,395	—
DD&A	163,730	141,398		7,946		2,190	3,580	6,455	2,161
Impairment of operating assets	2,166	2,166		—		—	—	—	—
General and administrative	50,825	16,621		4,655		1,266	53	(864)	29,094
Accretion expense	2,392	1,901		26		291	120	54	—
Interest expense	21,403	—		—		—	—	—	21,403
Deferred compensation	12,516	—		—		—	—	—	12,516
(Gain) loss on derivative instruments	2,644	2,644		—		—	—	—	—
Loss on involuntary conversion	—	—		—		—	—	—	—
(Gain) loss on sale of assets	(7,886)	(7,591)		—		(393)	81	(7)	24
Other expense (income), net	10,478	9,098		(2,429)		1,535	(1,189)	5,081	(1,618)

Total Costs and Expenses	467,425	320,291		44,125		12,956	5,465	42,077	42,511

OPERATING INCOME (LOSS)	$246,761	$146,431		$120,287		$13,553	$18,467	$12,464	$(64,441)

KEY STATISTICS
SALES VOLUMES

Liquids (Bopd)	76,766	45,692		19,301		4,005	—	7,768	—
Natural Gas (Mcfpd)	604,077	421,649		48,953	[3]	7,151	96,567	29,757 [6]	—
Equity Investee Liquids (Bopd)	7,625	—		7,625	[4]	—	—	—	—
Equity Investee Methanol (Kgal)	24,748	—		24,748		—	—	—	—

PRODUCTION VOLUMES

Liquids (Bopd)	73,734	45,692		16,385		4,268	—	7,389	—
Natural Gas (Mcfpd)	604,077	421,649		48,953		7,151	96,567	29,757	—
Equity Investee Liquids (Bopd)	7,613	—		7,613	[5]	—	—	—	—

Total Production Boepd [8]	182,028	115,967		32,157		5,460	16,095	12,349	—

AVERAGE REALIZED PRICE

Liquids	$51.32	$48.33		$59.24		$58.43	$—	$45.64	$—
Natural Gas	5.56	6.79		0.36		7.57	2.69	—	—
Equity Investee Liquids	42.23	—		42.23		—	—	—	—
Equity Investee Methanol	1.13	—		1.13		—	—	—	—

[1]	Other international includes operations in Argentina, China, Ecuador and Suriname.

[2]	Corporate and Other includes corporate overhead, intercompany eliminations and marketing.

[3]	Natural gas in Equatorial Guinea is under contract for $0.25 per MMBTU through 2026 to a methanol plant and an LPG plant. Both of these plants are owned by affiliated entities accounted for under the equity method of accounting. Beginning in 2006, the price on an Mcf basis has been adjusted to reflect the Btu content.

[4]	Equity Investee LPG volumes include condensate and natural gas liquids of 1,674 Bpd and 5,951 Bpd, respectively. These volumes are included in West Africa production and LPG sales revenue.

[5]	Equity Investee LPG volumes include condensate and natural gas liquids of 1,743 Bpd and 5,870 Bpd, respectively.

[6]	Ecuador natural gas volumes are included in Other International and Consolidated production, but are not included in natural gas sales revenue for either. Because the gas-to-power project in Ecuador is 100 percent owned by Noble Energy, intercompany natural gas sales are eliminated for accounting purposes.

[7]	Includes approximately $4.1 million of hurricane related repair expense.

[8]	Barrels of oil equivalent for natural gas is calculated at a 6 to 1 ratio.

SCHEDULE 5
NOBLE ENERGY, INC
INCOME BEFORE INCOME TAXES
(Dollars in thousands, except realized prices)
(Unaudited)

		Three Months Ended 12/31/05
		North	West		North		Other	Corporate
	Consolidated	America	Africa		Sea	Israel	Int'l[1]	& Other[2]
REVENUES
Oil sales	$259,664	$144,830	$63,243		$23,364	$—	$28,227	$—
Gas sales	365,995	342,072	1,835	[3]	6,400	15,643	45	—
Equity investee liquids sales	—	—	25,326		—	—	—	(25,326)
Equity investee methanol sales	—	—	30,767		—	—	—	(30,767)
Gathering, marketing and processing	26,526	—	—		—	—	—	26,526
Electricity sales	19,250	—	—		—	—	19,250	—
Income from equity method investments	29,545	—	—		—	—	—	29,545

Total Revenues	700,980	486,902	121,171		29,764	15,643	47,522	(22)

COSTS AND EXPENSES
Oil and gas operating costs	65,827	44,011	11,096		3,481	2,380	4,339	520
Workover and repair expense	5,360	5,304	—		22	—	34	—
Production and ad valorem taxes	27,578	24,082	—		—	—	3,517	(21)
Transportation	4,673	2,644	—		1,834	—	195	—
Oil and gas exploration	51,918	35,297	3,151		794	118	10,905	1,653
Gathering, marketing and processing	7,162	—	—		—	—	—	7,162
Equity investee liquids expense	—	—	8,399		—	—	—	(8,399)
Equity investee methanol expense	—	—	18,149		—	—	—	(18,149)
Electricity generation	15,500	—	—		—	—	15,500	—
DD&A	112,715	94,600	6,444		1,647	2,788	5,496	1,740
Impairment of operating assets	170	170	—		—	—	—	—
General and administrative	30,799	12,914	—		854	149	(3,536)	20,418
Accretion expense	3,077	2,596	23		285	116	57	—
Interest expense	28,511	—	—		—	—	—	28,511
Deferred compensation	(13,389)	—	—		—	—	—	(13,389)
(Gain) loss on derivative instruments	30,559	30,559	—		—	—	—	—
Loss on involuntary conversion	—	—	—		—	—	—	—
(Gain) loss on sale of assets	1,213	1,137	—		—	75	(1)	2
Other expense (income), net	670	1,838	104		(2,484)	(569)	36	1,745

Total Costs and Expenses	372,343	255,152	47,366		6,433	5,057	36,542	21,793

OPERATING INCOME (LOSS)	$328,637	$231,750	$73,805		$23,331	$10,586	$10,980	$(21,815)

KEY STATISTICS
SALES VOLUMES

Liquids (Bopd)	59,075	29,861	18,099		4,641	—	6,474	—
Natural Gas (Mcfpd)	601,843	421,037	81,195	[3]	9,345	63,991	26,275 [6]	—
Equity Investee Liquids (Bopd)	5,804	—	5,804	[4]	—	—	—	—
Equity Investee Methanol (Kgal)	40,190	—	40,190		—	—	—	—

PRODUCTION VOLUMES

Liquids (Bopd)	59,914	29,861	18,511		4,401	—	7,141	—
Natural Gas (Mcfpd)	601,843	421,037	81,195		9,345	63,991	26,275	—
Equity Investee Liquids (Bopd)	6,854	—	6,854	[5]	—	—	—	—

Total Production Boepd [7]	167,075	100,034	38,897		5,959	10,665	11,520	—

AVERAGE REALIZED PRICE

Liquids	$47.78	$52.72	$37.98		$54.72	$—	$47.39	$—
Natural Gas	6.91	8.83	0.25		7.44	2.66	1.10	—
Equity Investee Liquids	47.43	—	47.43		—	—	—	—
Equity Investee Methanol	0.77	—	0.77		—	—	—	—

[1]	Other international includes operations in Argentina, China, Ecuador and Suriname.

[2]	Corporate and Other includes corporate overhead, intercompany eliminations and marketing.

[3]	Natural gas in Equatorial Guinea is under contract for $0.25 per MMBTU through 2026 to a methanol plant and an LPG plant. Both of these plants are owned by affiliated entities accounted for under the equity method of accounting.

[4]	Equity Investee LPG volumes include condensate and natural gas liquids of 1,623 Bpd and 4,181 Bpd, respectively. These volumes are included in West Africa production and LPG sales revenue.

[5]	Equity Investee LPG volumes include condensate and natural gas liquids of 1,572 Bpd and 5,282 Bpd, respectively.

[6]	Ecuador natural gas volumes are included in Other International and Consolidated production, but are not included in natural gas sales revenue for either. Because the gas-to-power project in Ecuador is 100 percent owned by Noble Energy, intercompany natural gas sales are eliminated for accounting purposes.

[7]	Barrels of oil equivalent for natural gas is calculated at a 6 to 1 ratio.

SCHEDULE 6
NOBLE ENERGY, INC
INCOME BEFORE INCOME TAXES
(Dollars in thousands, except realized prices)
(Unaudited)

		Twelve Months Ended 12/31/05
		North		West		North		Other		Corporate
	Consolidated	America		Africa		Sea	Israel	Int'l[1]		& Other[2]
REVENUES
Oil sales	$1,489,460	$847,251		$407,470		$91,478	$—	$143,261		$—
Gas sales	1,211,781	1,089,339		6,212	[3]	23,754	92,373	103		—
Equity investee liquids sales	—	—		134,346		—	—	—		(134,346)
Equity investee methanol sales	—	—		98,941		—	—	—		(98,941)
Gathering, marketing and processing	27,876	—		—		—	—	—		27,876
Electricity sales	71,603	—		—		—	—	71,603		—
Income from equity method investments	139,362	—		—		—	—	—		139,362

Total Revenues	2,940,082	1,936,590		646,969		115,232	92,373	214,967		(66,049)

COSTS AND EXPENSES
Oil and gas operating costs	270,136	205,348		26,557		11,655	9,066	16,793		717
Workover and repair expense	46,951	46,793	[7]	—		—	—	158		—
Production and ad valorem taxes	108,979	85,960		—		—	—	22,613		406
Transportation	28,542	20,728		—		7,010	—	804		—
Oil and gas exploration	167,924	128,086		7,329		10,522	286	11,539		10,162
Gathering, marketing and processing	18,664	—		—		—	—	—		18,664
Equity investee liquids expense	—	—		33,009		—	—	—		(33,009)
Equity investee methanol expense	—	—		60,916		—	—	—		(60,916)
Electricity generation	59,494	—		—		—	—	59,494		—
DD&A	622,608	543,431		23,620		8,123	13,947	25,900		7,587
Impairment of operating assets	8,525	8,525		—		—	—	—		—
General and administrative	164,541	60,710		4,656		3,346	111	2,118		93,600
Accretion expense	10,797	8,861		104		1,159	452	221		—
Interest expense	117,045	—		—		—	—	—		117,045
Deferred compensation	28,189	—		—		—	—	—		28,189
(Gain) loss on derivative instruments	392,367	392,367		—		—	—	—		—
Loss on involuntary conversion	—	—		—		—	—	—		—
(Gain) loss on sale of assets	(219,577)	(217,317)		—		(2,397)	81	9		47
Other expense (income), net	18,680	22,011		(2,999)		3,011	(2,888)	6,242		(6,697)
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Total Costs and Expenses	1,843,865	1,305,503		153,192		42,429	21,055	145,891		175,795

OPERATING INCOME (LOSS)	$1,096,217	$631,087		$493,777		$72,803	$71,318	$69,076		$(241,844)

KEY STATISTICS
SALES VOLUMES

Liquids (Bopd)	74,915	45,798		17,860		3,717	—	7,540		—
Natural Gas (Mcfpd)	622,927	451,712		45,422	[3]	8,130	92,894	24,769	[6]	—
Equity Investee Liquids (Bopd)	8,032	—		8,032	[4]	—	—	—		—
Equity Investee Methanol (Kgal)	109,942	—		109,942		—	—	—		—

PRODUCTION VOLUMES

Liquids (Bopd)	74,603	45,798		17,326		3,988	—	7,491		—
Natural Gas (Mcfpd)	622,927	451,712		45,422		8,130	92,894	24,769		—
Equity Investee Liquids (Bopd)	7,531	—		7,531	[5]	—	—	—		—

Total Production Boepd [8]	185,954	121,083		32,427		5,343	15,482	11,619		—

AVERAGE REALIZED PRICE

Liquids	$54.47	$50.68		$62.51		$67.43	$—	$52.05		$—
Natural Gas	5.55	6.61		0.37		8.00	2.72	0.96		—
Equity Investee Liquids	45.83	—		45.83		—	—	—		—
Equity Investee Methanol	0.90	—		0.90		—	—	—		—

[1]	Other international includes operations in Argentina, China, Ecuador and Suriname.

[2]	Corporate and Other includes corporate overhead, intercompany eliminations and marketing.

[3]	Natural gas in Equatorial Guinea is under contract for $0.25 per MMBTU through 2026 to a methanol plant and an LPG plant. Both of these plants are owned by affiliated entities accounted for under the equity method of accounting. Beginning in 2006, the price on an Mcf basis has been adjusted to reflect the Btu content.

[4]	Equity Investee LPG sales volumes include condensate and natural gas liquids of 1,738 Bpd and 6,294 Bpd, respectively. These volumes are included in West Africa production and LPG sales revenue.

[5]	Equity Investee LPG production volumes include condensate and natural gas liquids of 1,730 Bpd and 5,801 Bpd, respectively.

[6]	Ecuador natural gas volumes are included in Other International and Consolidated production, but are not included in natural gas sales revenue for either. Because the gas-to-power project in Ecuador is 100 percent owned by Noble Energy, intercompany natural gas sales are eliminated for accounting purposes.

[7]	Includes approximately $29.7 million of hurricane related repair expense.

[8]	Barrels of oil equivalent for natural gas is calculated at a 6 to 1 ratio.

SCHEDULE 7
NOBLE ENERGY, INC
INCOME BEFORE INCOME TAXES
(Dollars in thousands, except realized prices)
(Unaudited)

		Twelve Months Ended 12/31/05
		North	West		North		Other		Corporate
	Consolidated	America	Africa		Sea	Israel	Int'l[1]		& Other[2]
REVENUES
Oil sales	$942,778	$441,920	$275,958		$103,461	$—	$121,439		$—
Gas sales	1,023,644	932,452	5,944		20,123	65,050	75		—
Equity investee liquids sales	—	—	51,389		—	—	—		(51,389)
Equity investee methanol sales	—	—	125,716		—	—	—		(125,716)
Gathering, marketing and processing	55,261	—	—		—	—	—		55,261
Electricity sales	74,228	—	—		—	—	74,228		—
Income from equity method investments	90,812	—	—		—	—	—		90,812

Total Revenues	2,186,723	1,374,372	459,007		123,584	65,050	195,742		(31,032)

COSTS AND EXPENSES
Oil and gas operating costs	203,833	136,087	30,661		12,244	8,504	15,903		434
Workover and repair expense	14,027	13,734	—		259	—	34		—
Production and ad valorem taxes	78,703	65,428	—		—	—	12,888		387
Transportation	16,764	9,350	—		6,562	—	852		—
Oil and gas exploration	178,426	146,393	5,463		5,985	223	13,021		7,341
Gathering, marketing and processing	28,067	—	—		—	—	—		28,067
Equity investee liquids expense	—	—	17,473		—	—	—		(17,473)
Equity investee methanol expense	—	—	68,820		—	—	—		(68,820)
Electricity generation	53,137	—	—		—	—	53,137		—
DD&A	390,544	311,153	27,121		9,888	11,188	24,518		6,676
Impairment of operating assets	5,368	5,368	—		—	—	—		—
General and administrative	100,125	34,162	435		2,591	188	947		61,802
Accretion expense	11,214	9,590	51		1,134	281	158		—
Interest expense	87,541	—	—		—	—	—		87,541
Deferred compensation	17,918	—	—		—	—	—		17,918
(Gain) loss on derivative instruments	32,680	32,680	—		—	—	—		—
Loss on involuntary conversion	1,000	1,000	—		—	—	—		—
(Gain) loss on sale of assets	(4,201)	(13)	—		(121)	75	(1,179)		(2,963)
Other expense (income), net	2,917	23,452	(256)		(3,482)	(1,877)	264		(15,184)

Total Costs and Expenses	1,218,063	788,384	149,768		35,060	18,582	120,543		105,726

OPERATING INCOME (LOSS)	$968,660	$585,988	$309,239		$88,524	$46,468	$75,199		$(136,758)

KEY STATISTICS
SALES VOLUMES

Liquids (Bopd)	56,958	25,941	17,786		5,380	—	7,851		—
Natural Gas (Mcfpd)	508,195	343,953	65,581	[3]	9,299	66,377	22,985	[6]	—
Equity Investee Liquids (Bopd)	3,240	—	3,240	[4]	—	—	—		—
Equity Investee Methanol (Kgal)	162,446	—	162,446		—	—	—		—

PRODUCTION VOLUMES

Liquids (Bopd)	57,012	25,941	17,691		5,201	—	8,179		—
Natural Gas (Mcfpd)	508,195	343,953	65,581		9,299	66,377	22,985		—
Equity Investee Liquids (Bopd)	3,728	—	3,728	[5]	—	—	—		—

Total Production Boepd [7]	145,440	83,267	32,349		6,751	11,063	12,010		—

AVERAGE REALIZED PRICE

Liquids	$45.35	$46.67	$42.51		$52.68	$—	$42.37		$—
Natural Gas	5.78	7.43	0.25		5.93	2.68	1.10		—
Equity Investee Liquids	43.43	—	43.43		—	—	—		—
Equity Investee Methanol	0.77	—	0.77		—	—	—		—

[1]	Other international includes operations in Argentina, China, Ecuador and Suriname.

[2]	Corporate and Other includes corporate overhead, intercompany eliminations and marketing.

[3]	Natural gas in Equatorial Guinea is under contract for $0.25 per MMBTU through 2026 to a methanol plant and an LPG plant. Both of these plants are owned by affiliated entities accounted for under the equity method of accounting.

[4]	Equity Investee LPG volumes include condensate and natural gas liquids of 912 Bpd and 2,328 Bpd, respectively. These volumes are included in Equatorial Guinea production and LPG sales revenue.

[5]	Equity Investee LPG production volumes include condensate and natural gas liquids of 928 Bpd and 2,800 Bpd, respectively.

[6]	Ecuador natural gas volumes are included in Other International and Consolidated production, but are not included in natural gas sales revenue for either. Because the gas-to-power project in Ecuador is 100 percent owned by Noble Energy, intercompany natural gas sales are eliminated for accounting purposes.

[7]	Barrels of oil equivalent for natural gas is calculated at a 6 to 1 ratio.

SCHEDULE 8
NOBLE ENERGY, INC. AND SUBSIDIARIES
RECONCILIATION OF CONSOLIDATED NET INCOME TO ADJUSTED NET INCOME (NON-GAAP)
(In Thousands)
(Unaudited)

	Three Months Ended	Twelve Months Ended
	12/31/2006	12/31/2006
NET INCOME	$164,981	$678,428

AFTER TAX NON-GAAP ADJUSTMENTS TO NET INCOME:
Gain on sale of Gulf of Mexico shelf assets	(7,110)	(210,575)
Tax provision for gain on sale	2,702	118,019
Reclassification of associated cash flow hedges	—	398,516 [1]
Tax provision for hedge reclassification	—	(149,842)
Deferred compensation	12,516	28,189
Tax provision for deferred compensation	(4,706)	(10,599)
Increase in litigation reserve [2]	15,500	15,500
Tax provision for increase in litigation reserve	(5,828)	(5,828)

ADJUSTED (NON-GAAP) NET INCOME [3]	$178,055	$861,808

[1]	Approximately $30.7 million pretax ($19.2 million after tax) of these losses were related to contracts that settled during the second half of 2006.
[2]	The increase to litigation reserves was for certain royalty matters. The parties have agreed to settlement terms, subject to court approval.
[3]	The table above reconciles net income to adjusted net income. While adjusted net income is not a GAAP measure of financial performance, management believes it is a good tool for internal use and the investment community in evaluating the Company’s overall financial performance.

SCHEDULE 9
NOBLE ENERGY, INC.
PRETAX CASH FLOW HEDGES EARNINGS IMPACT
(Dollars in thousands)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	12/31/2006	12/31/2005	12/31/2006	12/31/2005
(DECREASE) INCREASE OF OIL AND GAS SALES:
Cash settlement crude oil contracts	$(31,042)	$(37,192)	$(190,730)	$(140,486)
Cash settlement natural gas contracts	413	(68,998)	(69,063)	(97,206)

Total cash settlements	(30,629)	(106,190)	(259,793)	(237,692)
Non-cash impact of loss associated with Gulf of Mexico shelf asset sale	17,236	—	27,365	—

Net decrease (increase) of oil and gas sales	(13,393)	(106,190)	(232,428)	(237,692)

(LOSS) GAIN ON DERIVATIVE INSTRUMENTS:
(Loss) gain associated with Gulf of Mexico shelf asset sale	—	—	(398,517)	—
(Loss) gain from ineffectiveness and other	(2,644)	(30,559)	6,150	(32,680)

(Loss) gain on derivative instruments	(2,644)	(30,559)	(392,367)	(32,680)

PRETAX EARNINGS (DECREASE) INCREASE	$(16,037)	$(136,749)	$(624,795)	$(270,372)

IMPACT OF LOSS ASSOCIATED WITH GULF OF MEXICO SHELF ASSET SALE
(DOLLARS IN THOUSANDS)
(Unaudited)

(LOSS) GAIN ASSOCIATED WITH GULF OF MEXICO SHELF ASSET SALE (2Q 2006)	$(398,517)
REDESIGNATED CONTRACTS SETTLED (3Q AND 4Q 2006)	27,365
MARK TO MARKET CONTRACTS SETTLED (3Q AND 4Q 2006)	3,286

UNSETTLED (LOSS) GAIN ASSOCIATED WITH GULF OF MEXICO SHELF ASSET SALE	$(367,866)

	Crude Oil	Natural Gas	Total
SETTLEMENT SCHEDULE
1Q 2007	$—	$51,029	$51,029
2Q 2007	—	39,589	39,589
3Q 2007	—	42,404	42,404
4Q 2007	—	49,402	49,402
1Q 2008	5,979	54,529	60,508
2Q 2008	5,835	32,191	38,026
3Q 2008	5,763	34,055	39,818
4Q 2008	5,633	41,457	47,090

REMAINING SETTLEMENTS	$23,210	$344,656	$367,866

Schedule 10
NOBLE ENERGY, INC.
ECUADOR POWER OPERATIONS
(Dollars in thousands, except realized prices)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	12/31/2006	12/31/2005	12/31/2006	12/31/2005
REVENUES
Power Sales	$20,263	$17,215	$63,710	$66,348
Capacity Charge	1,668	2,035	7,893	7,880

Total Revenues	21,931	19,250	71,603	74,228

COSTS AND EXPENSES
Field
Lease Operating	902	785	3,021	3,000
DD&A	3,280	3,021	11,617	12,251
General and administrative	1,245	1,073	3,102	2,612
Plant
Fuel & Other Operating Costs	8,728	8,198	30,389	25,599
DD&A	1,188	1,056	4,693	4,225
General and administrative	1,052	1,367	6,672	5,450

Total Costs and Expenses	16,395	15,500	59,494	53,137

OPERATING (LOSS) INCOME	$5,536	$3,750	$12,109	$21,091

Natural Gas Production (Mcfpd)	29,550	25,831	24,474	22,795
Average Natural Gas Price	$3.76	$3.76	$3.76	$3.83

Power Production — Total MW	262,470	233,436	865,983	799,160
Average Power Price ($/Kwh)	$0.084	$0.083	$0.083	$0.093

SCHEDULE 11
INCOME FROM EQUITY METHOD INVESTEES
METHANOL OPERATIONS
(Dollars in thousands, except realized prices)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	12/31/2006	12/31/2005	12/31/2006	12/31/2005
REVENUES
Methanol sales	$27,974	$30,767	$98,941	$125,716
Other	1,865	1,173	9,823	5,786

Total revenues	29,839	31,940	108,764	131,502

COSTS AND EXPENSES
Cost of goods sold	11,494	11,751	46,070	45,991
DD&A	3,364	2,371	10,439	9,370
General and administrative	763	1,123	2,167	2,762

Total costs and expenses	15,621	15,245	58,676	58,123

INCOME TAX PROVISION	3,607	4,077	12,064	16,483

INCOME (LOSS) FROM EQUITY METHOD INVESTEES	$10,611	$12,618	$38,024	$56,896

Methanol Sales (MGal)	24,709	40,190	109,942	162,446
Average Realized Price ($/Gal)	$1.13	$0.77	$0.90	$0.77
ALBA PLANT
(Dollars in thousands, except realized prices)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	12/31/2006	12/31/2005	12/31/2006	12/31/2005
REVENUES
LPG Plant Sales	$29,626	$25,326	$134,346	$51,389
Other	(150)	461	807	4,505

Total Revenues	29,476	25,787	135,153	55,894

COSTS AND EXPENSES
LPG Plant Expenses	8,851	3,656	28,072	9,548
DD&A	1,746	726	6,679	3,938

Total Costs and Expenses	10,597	4,382	34,751	13,486

INCOME TAX PROVISION	(971)	4,478	(936)	8,492

INCOME (LOSS) FROM EQUITY METHOD INVESTEES	$19,850	$16,927	$101,338	$33,916

LPG Plant Sales (Bopd)	7,625	5,804	8,032	3,240
Average Realized Price ($/Bbl)	$42.23	$47.43	$45.83	$43.43